Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 134 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Canada Fund, Fidelity China Region Fund, Fidelity Emerging Asia Fund, Fidelity Emerging Markets Fund, Fidelity Europe Fund, Fidelity Japan Fund, Fidelity Japan Smaller Companies Fund, Fidelity Latin America Fund, Fidelity Nordic Fund and Fidelity Pacific Basin Fund, of our report dated December 18, 2012; Fidelity Global Commodity Stock Fund, Fidelity Overseas, Fidelity International Discovery Fund and Fidelity International Growth Fund of our report dated December 14, 2012; Fidelity Series International Growth Fund of our report dated December 18, 2012; Fidelity Emerging Markets Discovery Fund and Fidelity Total Emerging Markets Fund of our report dated December 17, 2012, on the financial statements and financial highlights included in the October 31, 2012 Annual Reports to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts December 21, 2012